Exhibit 23.16

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated February 7, 2003, with respect to the consolidated balance sheet of Entertainment Properties Trust as of December 31, 2002, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP

Kansas City, Missouri
September 17, 2003